2nd Floor, Nurses House, PC 43, Churchgate Street,
(formerly Afribank Street) Victoria Island, Lagos.
0803 333 8600, 0809 833 8600.
E-mail: olayinka_oyebola@hotmail.com
yinka@olayinkaoyebolaandco.com
www.olayinkaoyebolaandco.com

OLAYINKA OYEBOLA & CO.
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Loyal Source Market Services Inc:

We consent to the inclusion in the foregoing Registration Statement on Form S-1, as amended, of our report dated December 20, 2017, relating to our audit of the balance sheet of Loyal Source Market Services Inc as of January 31, 2017, and the related statement of operations, stockholders' equity, and cash flows for the period from April 1, 2016 (Inception) to January 31, 2017.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Olayinka Oyebola & Co.

Lagos, Nigeria

February 12, 2018

2nd Floor, Nurses House, PC 43, Churchgate Street,
(formerly Afribank Street) Victoria Island, Lagos.
0803 333 8600, 0809 833 8600.
E-mail: olayinka_oyebola@hotmail.com
yinka@olayinkaoyebolaandco.com
www.olayinkaoyebolaandco.com

OLAYINKA OYEBOLA & CO.
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Loyal Source Market Services Inc:

We consent to the inclusion in the foregoing Registration Statement on Form S-1, as amended,

of our report dated January 19, 2018, relating to our audit of the balance sheet of

Loyal Source Market Services Inc as of October 31, 2017, and the related statement of operations,

stockholders' equity, and cash flows for the 3 and 9 months period ended October 31, 2017.

And from inception (April 1, 2016) to October 31, 2017.

We also consent to the reference to us under the caption "Experts" in the

Registration Statement.

A1154618

Olayinka Oyebola & Co.

Lagos, Nigeria

February 12, 2018